                                                                    Exhibit 4.6

                             SUBSCRIPTION DOCUMENTS

                               CEPTOR CORPORATION

                             SUBSCRIPTION DOCUMENTS

                                  INSTRUCTIONS

     The  following   documents  must  be  completed  in  accordance   with  the
instructions set forth below and must be executed in order to determine  whether you are an accredited investor and, if accredited, in order to subscribe for the purchase of units ("Units"), each unit consisting of (i) one (1) share of Series
A Preferred  Stock (the  "Series A  Preferred  Stock"),  and (ii) a  detachable, transferable  three-year  warrant (the  "Warrant") to purchase  shares of Common
Stock of CepTor Corporation,  which will merge with a subsidiary of a Securities and Exchange Commission ("SEC") reporting and registered publicly-traded company which is or is expected to be qualified to be quoted on the OTC Bulletin board.

PLEASE PRINT THE ANSWERS TO ALL QUESTIONS.

     1.   ENCLOSED ARE THE FOLLOWING DOCUMENTS:

          (a)  SUBSCRIPTION  AGREEMENT.  Be sure to carefully and fully read the
Subscription  Agreement,  and execute the signature  page which is applicable to you.  On the  appropriate  signature  page of the  Subscription  Agreement,  the
Subscriber must sign, print his, her or its name, address and social security or tax  identification  number  where  indicated,  and indicate the number of Units subscribed  for,  the date of  execution  and the  manner in which  title to the
Series A Preferred Stock and Warrants will be held.

          (b) INVESTOR  QUESTIONNAIRE.  Be sure to carefully  and fully read the
Investor  Questionnaire,  which can be found  after the  signature  pages to the
Subscription Agreement. On the signature page of the Investor Questionnaire, the
Subscriber must sign and print his, her or its name where indicated.

     A  PROSPECTIVE  SUBSCRIBER  MUST BE SURE TO  CAREFULLY  AND FULLY  READ THE
ACCOMPANYING  CONFIDENTIAL  PRIVATE PLACEMENT  MEMORANDUM PRIOR TO RETURNING THE
SIGNED SUBSCRIPTION DOCUMENTS.

     2.   PAYMENT.

     Payment of the  purchase  price may be made by certified or bank check made payable  to  "Corporate  Stock  Transfer,  Inc.,  as  Escrow  Agent  for  CepTor
Corporation,"   or  by   wire   transfer   of   immediately   available   funds,
contemporaneously with the execution and delivery of the Subscription Agreement, to Guaranty Bank &  Trust, as escrow bank for the Escrow Agent, as follows:

                                      i

                  WIRE TRANSFER INSTRUCTIONS FOR ESCROW ACCOUNT

                              Guaranty Bank &  Trust
                                Denver, Colorado
                                ABA# 102 000 966
                                 A/C# 312 464 33
                          FBO Corporate Stock Transfer
                      FFC CepTor Corporation-Escrow Account

     3.   RETURN OF DOCUMENTS.

     Copies of the signed  Subscription  Agreement  and  Investor  Questionnaire
should be delivered to: Brookshire  Securities  Corporation,  at 4 West Las Olas
Boulevard,  8th Floor, Ft. Lauderdale,  FL 33301, Attention: Mr. Peter S. Chung.
If you  should  have any  questions,  please  contact  Mr.  Chung at tel:  (954)
714-9008 or fax: (954)  714-9131,  or Mr. Don Fallon or Mr.  William  Pursley of
CepTor Corporation, at tel: (410) 527-9998 or fax: (410) 527-9867.

                         *              *               *

                                       ii

NAME OF SUBSCRIBER:_____________________________

To: Brookshire Securities Corporation
    4 West Las Olas Boulevard
    8th Floor
    Ft. Lauderdale, FL 33301

                             SUBSCRIPTION AGREEMENT

     This Subscription Agreement (this "Agreement") is being delivered to you in connection with your investment in a publicly-traded company (the "Company") and the  anticipated  merger (the  "Merger")  of a  wholly-owned  subsidiary  of the
Company, with and into CepTor Corporation ("CepTor").  Your obligation to invest in the Company shall be subject to, among other things,  (a) the notification to you of the  identity of the Company  and (b) your  receipt of the draft  Current
Report on Form 8-K in accordance with Section 2.1 below.  Brookshire  Securities
Corporation  is  acting  as the  Placement  Agent  (the  "Placement  Agent")  in
conducting a private  placement (the "Private  Placement")  of units  ("Units"), each Unit  consisting of (i) one (1) share of the  Company's  Series A Preferred
Stock ("Series A Preferred Stock"), and (ii) a detachable, three-year warrant to purchase  5,000  shares of Common  Stock of the Company at an exercise  price of
$2.50 per share of Common Stock  ("Warrant").  The purchase price is $25,000 per
Unit. All funds received in the Private  Placement  shall be held in escrow in a special  non-interest  bearing  account by Guaranty Bank &  Trust, as escrow bank for Corporate Stock Transfer, Inc. (the "Escrow Agent") and, upon fulfillment of the other conditions  precedent set forth herein,  shall be released from escrow and  delivered  to the Company at which time the  securities  subscribed  for as further described below shall be delivered to you.

1.   SUBSCRIPTION AND PURCHASE PRICE

     1.1  SUBSCRIPTION. Subject to the conditions set forth in Section 2 hereof, the undersigned hereby subscribes for and agrees to purchase the number of Units indicated on page C-11 hereof on the terms and conditions  described herein. The minimum  number of Units that may be purchased  is two (2) Units.  Subscriptions for lesser  amounts  may be accepted  at the  discretion  of the Company and the
Placement Agent.

     1.2  PURCHASE OF SECURITIES.  The undersigned  understands and acknowledges that the purchase  price to be remitted to the  Placement  Agent in exchange for the  Unit(s)  shall be $25,000  per Unit,  for an  aggregate  purchase  price of
$25,000  multiplied  by the  number  of Units  subscribed  for  (the  "Aggregate
Purchase  Price").  Payment for the Units subscribed for hereunder shall be made by the  undersigned,  by certified or bank check made payable to Corporate Stock
Transfer,  Inc., as Escrow Agent for CepTor,  or by wire transfer of immediately available  funds,  contemporaneously  with the  execution  and  delivery of this
Agreement to the Placement  Agent,  to Guaranty Bank &  Trust, as escrow bank for the Escrow Agent, as follows:

                  WIRE TRANSFER INSTRUCTIONS FOR ESCROW ACCOUNT

                              Guaranty Bank &  Trust
                                Denver, Colorado
                                ABA # 102 000 966
                                 A/C# 312 464 33
                          FBO Corporate Stock Transfer
                      FFC CepTor Corporation-Escrow Account

2.   ACCEPTANCE AND CLOSING PROCEDURES

     2.1  ACCEPTANCE OR REJECTION.

          (a) The undersigned and the Placement Agent  understand and agree that this subscription  shall be revocable by the undersigned up until three (3) days after a Draft Form 8-K (as defined in Section  5.1 hereof) is prepared  and sent to the  undersigned  (at the  address  set forth on the  signature  page of this
Agreement) in accordance  with the terms and  conditions  set forth in Section 4 hereof (the "Revocation Period").  Provided that the undersigned shall not have, within the Revocation Period, delivered a written notice via facsimile to Olshan
Grundman Frome  Rosenzweig &  Wolosky LLP, counsel to CepTor (to the attention of
Harvey Kesner) at (212)  451-2222,  electing to withdraw his  subscription,  the obligation of the  undersigned  to purchase the Units shall become  irrevocable, and the undersigned  shall be legally bound to purchase the Units subject to the terms set forth in this Agreement.

          (b) The  undersigned  understands  and agrees that the Company and the
Placement Agent reserve the right to reject this  subscription  for the Units in whole or part in any order at any time prior to the Initial  Closing (as defined below)  if, in their  reasonable  judgment,  they  deem such  action in the best interest of the Company,  notwithstanding  the  undersigned's  prior  receipt of notice of acceptance of the undersigned's subscription.

          (c) In the  event  of  the  revocation  of  this  subscription  by the undersigned in accordance with Section 2.1(a), rejection by the Company, CepTor, or the Placement  Agent in accordance  with Section  2.1(b),  or the sale of the
Units is not consummated by the Placement  Agent for any reason,  this Agreement and any other  agreement  entered into between the undersigned and the Placement
Agent relating to this  subscription  shall  thereafter have no force or effect, and the  Placement  Agent shall  promptly  return or cause to be returned to the undersigned  the purchase price remitted to the Escrow Agent,  without  interest thereon or deduction therefrom.

     2.2  CLOSINGS.

          The  closing of the  purchase  and sale of the Units  (the  "Closing")
shall take place at the offices of Olshan  Grundman  Frome  Rosenzweig &  Wolosky
LLP,  counsel to CepTor,  at 65 East 55th Street,  Park avenue Tower, 2nd Floor,
New York,  New York 10022,  or such other place as  determined  by the Placement
Agent,  on the first (1st)  Business Day  immediately  following the  Revocation
Period (the "Closing Date"),  or such other date as is mutually agreed to by the parties and the  undersigned.  "Business  Day" shall mean from the hours of 9:00
a.m. (E.S.T.) through 5:00 p.m. (E.S.T.) of a day other than a Saturday,  Sunday or other  day on which  commercial  banks in New  York  City are  authorized  or required to be closed.

     2.3  TERMINATION.

          The  subscription  period for the Private  Placement will terminate on
November 30, 2004,  unless  extended by the Company and the Placement  Agent, in their sole discretion,  for up to one hundred eighty (180) days,  without notice to the undersigned (the "Termination Date"). The Company and the Placement Agent
may  terminate  the  Private  Placement  at any time and  without  notice to the undersigned.  If 100  Units  have  not  been  subscribed  for on or  before  the
Termination  Date (as such may be  extended),  or if the  Private  Placement  is otherwise  terminated  or  withdrawn,  then the Escrow Agent will return to each
Subscriber his, her or its  subscription  amount,  without interest or deduction therefrom.

3.   INVESTOR'S REPRESENTATIONS AND WARRANTIES

          The undersigned  hereby  acknowledges,  agrees with and represents and warrants to the Placement Agent and its affiliates, as follows:

          (a) The  undersigned  has full power and  authority to enter into this
Agreement,  the  execution  and delivery of which has been duly  authorized,  if
applicable,   and  this  Agreement  constitutes  a  valid  and  legally  binding obligation of the undersigned.

          (b) The undersigned  acknowledges his understanding  that the offering and sale of the Units is  intended  to be  exempt  from  registration  under the
Securities Act of 1933, as amended (the "Securities  Act"), by virtue of Section
4(2) of the  Securities  Act and the  provisions  of  Regulation  D  promulgated thereunder  ("Regulation D"). In furtherance thereof, the undersigned represents and warrants to the Placement Agent and its affiliates as follows:

               (i) The  undersigned  realizes  that the basis for the  exemption from  registration  may  not  be  available  if,  notwithstanding  the undersigned's  representations  contained  herein,  the undersigned is merely  acquiring the Units for a fixed or determinable  period in the future, or for a market rise, or for sale if the market does not rise.
          The undersigned does not have any such intention.

               (ii) The  undersigned  is  acquiring  the Unit(s)  solely for the undersigned's own beneficial account, for investment purposes, and not with view to, or resale in connection  with, any  distribution  of the shares of Common Stock,  including such shares into which the Warrants are exercised, underlying such Unit(s).

               (iii)  The  undersigned  has the  financial  ability  to bear the economic risk of his investment,  has adequate means for providing for his current  needs and  contingencies,  and has no need for  liquidity with respect to his investment in the Company;

               (iv)   _______________________    [insert   name   of   Purchaser
          Representative:  IF NONE,  SO STATE]  has  acted as the  undersigned's
          Purchaser   Representative  for  purposes  of  the  private  placement exemption under the Securities Act. If the undersigned has appointed a
          Purchaser  Representative  (which  term is used  herein  with the same meaning as given in Rule 501(h) of Regulation D), the  undersigned has been  advised  by his  Purchaser  Representative  as to the merits and risks of an investment in the Company in general,  and the suitability of an investment in the Units for the undersigned in particular; and

               (v)   The    undersigned    (together    with    his    Purchaser
          Representative(s),  if any)  has  such  knowledge  and  experience  in financial  and  business  matters as to be capable of  evaluating  the merits and risks of the prospective  investment in the Units. If other than an individual,  the  undersigned  also represents it has not been organized for the purpose of acquiring the Units.

          (c) The information in the Accredited Investor Questionnaire completed and executed by the undersigned (the "Investor  Questionnaire")  is accurate and true in all respects,  and the undersigned is an "accredited  investor," as that term is defined in Rule 501(a) of Regulation D.

          (d) The  undersigned  (and his Purchaser  Representative,  if any) has
been furnished with a copy of the  Confidential  Private  Placement  Memorandum, dated October 22, 2004, together with all annexes thereto (as such documents may be amended or supplemented, the "Memorandum"), relating to the private placement by the Company of the Units.

          (e) The  undersigned  is not  relying  on the  Placement  Agent or its affiliates with respect to economic  considerations involved in this investment.
The  undersigned  has relied on the advice  of, or has  consulted  with only the person(s), if any, named as Purchaser  Representative(s)  herein. Each Purchaser
Representative,  if any,  is  capable of  evaluating  the merits and risks of an investment  in the  Units  as such are  described  in the  Memorandum,  and each
Purchaser Representative, if any, has disclosed to the undersigned in writing (a copy of which is annexed to this Agreement) the specific  details of any and all past, present or future relationships,  actual or contemplated,  between himself and the Placement Agent or any affiliate or subsidiary thereof.

          (f) The undersigned  represents,  warrants and agrees that he will not sell or otherwise  transfer the shares of Preferred  Stock,  the Warrants or the shares of Common Stock into which the  Preferred  Stock is  convertible  and the
Warrants  are  exercisable  (such  Common Stock  collectively,  the  "Conversion
Shares")  without   registration  under  the  Securities  Act  or  an  exemption therefrom,  and fully understands and agrees that he must bear the economic risk of his purchase  because,  among other reasons,  neither the shares of Preferred
Stock,  the Warrants nor the Conversion  Shares have been  registered  under the
Securities Act or under the securities laws of any state and, therefore,  cannot
be  resold,  pledged,   assigned  or  otherwise  disposed  of  unless  they  are
subsequently  registered  under the  Securities  Act and  under  the  applicable securities  laws of such  states,  or an  exemption  from such  registration  is available. In particular,  the undersigned is aware that the shares of Preferred
Stock, Warrants and Conversion Shares are "restricted  securities," as such term is defined in Rule 144  promulgated  under the Securities Act ("Rule 144"),  and they may not be sold  pursuant to Rule 144 unless all of the  conditions of Rule
144 are met. The undersigned also understands that, except as otherwise provided herein,  the Company is under no  obligation to register the shares of Preferred
Stock,  Warrants  or the  Conversion  Shares on his  behalf or to assist  him in complying  with any exemption  from  registration  under the  Securities  Act or applicable state securities laws. The undersigned  understands that any sales or transfers of the shares of Preferred Stock,  Warrants and Conversion  Shares are
further  restricted  by  state  securities  laws  and  the  provisions  of  this
Agreement.

          (g) No representations or warranties have been made to the undersigned by the  Company,  CepTor  or the  Placement  Agent,  or any of their  respective
officers,  employees,  agents,  affiliates  or  subsidiaries,   other  than  any
representations  of the Placement Agent contained  herein and in the Memorandum,
and  in  subscribing   for  Units  the  undersigned  is  not  relying  upon  any
representations other than any contained herein or in the Memorandum.

          (h) The undersigned  understands and acknowledges that his purchase of the Units is a  speculative  investment  that involves a high degree of risk and the potential loss of his entire investment.

          (i) The undersigned's  overall  commitment to investments that are not readily marketable is not  disproportionate  to the undersigned's net worth, and an  investment  in the Units will not cause such  overall  commitment  to become excessive.

          (j) The undersigned  understands and agrees that the  certificates for the  shares of  Preferred  Stock,  Warrants  and  Conversion  Shares  shall bear substantially  the following  legend until (i) such  securities  shall have been registered  under the Securities Act and  effectively  disposed of in accordance with a registration  statement that has been declared effective,  or (ii) in the opinion  of  counsel  for  the  Company  such  securities  may be  sold  without registration  under the Securities  Act as well as any applicable  "blue sky" or state securities laws:

          THE  SECURITIES   REPRESENTED  BY  THIS   CERTIFICATE  HAVE  NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES  ACT"),
OR ANY APPLICABLE  STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR
INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE,
TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT  FILED BY THE  ISSUER  WITH THE  SECURITIES  AND  EXCHANGE  COMMISSION
COVERING  SUCH  SECURITIES  UNDER THE  SECURITIES  ACT OR AN  OPINION OF COUNSEL
SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

          (k) The foregoing  representations,  warranties,  and agreements shall survive the Closing.

4.   THE COMPANY'S REPRESENTATIONS AND WARRANTIES

     The Company hereby acknowledges, agrees with and represents and warrants to each of the undersigned, as follows:

          (a) The Company has the  corporate  power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly  authorized,  executed and  delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms.

          (b) The  Series A  Preferred  Stock and  Warrants  to be issued to the undersigned pursuant to this Agreement,  when issued and delivered in accordance with the terms of this  Agreement,  will be duly and validly  issued and will be fully paid and nonassessable.

          (c) The Conversion Shares to be issued to the undersigned  pursuant to this Agreement, when issued and delivered in accordance with this Agreement, the
Warrant and the Certificate of Designation, Preferences and Rights pertaining to the  Series  A  Preferred  Stock,  will,  upon  receipt  by the  Company  of the applicable  cash  conversion or exercise price  therefor,  be validly issued and fully paid and nonassessable.

          (d) Neither the  execution  and delivery nor the  performance  of this
Agreement  by the  Company  will  conflict  with the  Company's  Certificate  of
Incorporation,  as amended,  or  By-laws,  or result in a breach of any terms or provisions of, or constitute a default under, any material  contract,  agreement or instrument to which the Company is a party or by which the Companyis bound.

          (e) After  giving  effect  to the  transactions  contemplated  by this
Agreement  and  immediately  after  the  Closing,  the  Company  will  have  the outstanding capital stock as described in the Memorandum.

          (f) The information contained in the Memorandum is true and correct in all material respects as of its date.

5.   COVENANTS FOLLOWING THE CLOSING

     5.1  PREPARATION  AND  DELIVERY  OF  THE  DRAFT  FORM  8-K;  WITHDRAWAL  OF
SUBSCRIPTION.  At least  three  (3) days  prior  to the date of  closing  of the
Merger,  CepTor  shall  prepare and  deliver to the  undersigned  via  overnight courier or facsimile, a draft copy of the Current Report on Form 8-K (the "Draft
Form 8-K")  proposed to be filed by the Company,  which shall describe the terms and  conditions  of the  Merger,  in  accordance  with the  requirements  of the
Securities  Exchange  Act of 1934 and the  Accounting  and  Financial  Reporting
Interpretations  and  Guidance  issued by the  accounting  staff  members of the
Division of Corporate Finance of the Securities and Exchange Commission on March
31, 2001, as the same relates to "Reverse Acquisitions-Reporting Issues."

     5.2  REGISTRATION RIGHTS

          (a) The Company has agreed to file a "resale"  registration  statement with the SEC  covering  all  shares  of Common  Stock  underlying  the  Series A
Preferred  Stock and Warrants  issued in  connection  with this offering and the
Merger on or  before  the date  which is 60 days  after the  Closing  Date.  The
Company will maintain the effectiveness of the "resale"  registration  statement from the  effective  date through and until 12 months after the Closing Date, at which time exempt sales  pursuant to Rule 144 may be permitted for purchasers of the Units.  The Company will use its best efforts to respond to any SEC comments to the  "resale"  registration  statement  on or prior  to the date  which is 20 business  days from the date such  comments are  received,  but in any event not later  than 30  business  days from the date such  comments  are  received.  The
Company has agreed to use its best  efforts to have such  "resale"  registration statement  declared  effective by the SEC as soon as possible  after the initial filing date.

          (b) If the Company fails to (i) file the  Registration  Statement with the SEC on or prior to the date which is 120 days  after the  Closing  Date,  or
(ii)  respond to any SEC comments to the  Registration  Statement on or prior to the date which is twenty (20)  Business  Days after the date such  comments  are received,  but in any event not later than  thirty (30)  Business  Days from the date such comments are received, then the Company shall be obligated to issue to the undersigned  additional  shares of Common Stock computed as follows:  on the first day that the Company  has failed to file,  or has failed to respond to SEC comments concerning,  the Registration Statement, as the case may be (the "First
Determination Date"), the Company shall determine the number of shares of Common
Stock  entitled  to the  benefit  of the  registration  rights set forth in this
Section 5.2 that are held by the  undersigned  (the  "Subject  Shares").  Within fifteen (15) days  following  the First  Determination  Date,  the Company shall issue to the  undersigned  shares of  Common  Stock  equal to 2% of the  Subject
Shares (the "Penalty  Shares").  Penalty  Shares shall also be issuable upon the expiration of each 30-day period following the First  Determination  Date during which the  Company  has  continued  to fail to file or respond  to SEC  comments concerning the Registration  Statement,  as the case may be (the expiration date of each such 30-day period being a "Subsequent  Determination Date"). The number of Penalty Shares issuable following each Subsequent Determination Date shall be determined  and  issued  in  accordance  with  this  section  on the same  basis applicable to the First  Determination  Date;  PROVIDED,  HOWEVER,  that Penalty
Shares  previously  issued  to  the  undersigned  shall  be  excluded  from  the calculation of Subject Shares.  Notwithstanding the foregoing, the Company shall not be obligated to issue to the undersigned in respect of the Penalty Shares an aggregate  number  of shares of Common  Stock  greater  than 12% of the  Subject
Shares  held by the  undersigned  as of the first day of the last month in which payments in respect of the Penalty Shares are required to be made.

          (c) The  Company  shall  notify  the  undersigned  at any time  when a prospectus  relating  thereto is required to be delivered  under the  Securities
Act,  upon  discovery  that,  or upon the  happening of any event as a result of which,  the  prospectus  included  in such  Registration  Statement,  as then in effect,  includes an untrue  statement of a material  fact or omits to state any material fact required to be stated  therein or necessary to make the statements therein not  misleading  in light of the  circumstances  then  existing.  At the request of the undersigned,  the Company shall also prepare, file and furnish to the undersigned a reasonable number of copies of a supplement to or an amendment of such  prospectus as may be necessary so that, as thereafter  delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a  material  fact or omit to state a  material  fact  required  to be  stated
therein or necessary to make the  statements  therein not misleading in light of the circumstances then existing. The undersigned agrees not to offer or sell any shares covered by the Registration  Statement after receipt of such notification until the receipt of such supplement or amendment.

          (d) The Company may  request  the  undersigned  to furnish the Company such information with respect to the undersigned and the undersigned's  proposed distribution of shares of Common Stock pursuant to the Registration Statement as the Company may from time to time  reasonably  request in writing or as shall be required  by law or by the SEC in  connection  therewith,  and  the  undersigned agrees to furnish the Company with such information.

6.   USE OF PROCEEDS

     The Company  intends to use the  available net proceeds of this offering of the Units to continue the pre-clinical development of its technologies,  compile and draft an IND for Myodur and initiate  Phase I/II human clinical  trials,  if approved by the FDA, in muscular dystrophy.  CepTor may also use the proceeds of this offering to acquire additional  products or technologies  through licensing arrangements  or otherwise and, to the extent  available,  to fund other working capital needs  (including SEC compliance and related public company costs).  The proceeds of this offering are not expected to be  sufficient to provide  funding to pursue  many  avenues  of  investigation  of the CepTor  technology,  and are planned to be primarily  devoted to Myodur and the above described  research and other activities.

     CepTor has not yet determined all of its expected expenditures,  and cannot estimate the amounts to be used for each  purpose set forth above.  Accordingly, management will have significant  flexibility in applying a substantial  portion of the net  proceeds  of this  offering.  Pending  use of the  net  proceeds  as described  above,  CepTor  may  invest  the  net  proceeds  of the  offering  in short-term, interest-bearing, investment-grade securities or accounts.

7.   INSIDER TRADING PROHIBITION; INDEMNITY

          (a) Commencing as of the date upon which the Draft Form 8-K is sent to the  undersigned  and until the  filing by the  Company of the Form 8-K with the
SEC,  the  undersigned  hereby  agrees to (i) refrain  from (a)  engaging in any transactions  with  respect to the capital  stock of the  Company or  securities exercisable or convertible  into or exchangeable for any shares of capital stock of the Company,  and (b) entering into any transaction which would have the same effect, or entering into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic  consequences  of ownership of the capital stock of the Company and (ii)  indemnify  and hold  harmless  the  Company,  the
Placement  Agent,  and their  respective  officers and directors,  employees and affiliates  and each other  person,  if any, who controls any of the  foregoing, against any loss,  liability,  claim, damage and expense whatsoever  (including, but not  limited  to, any and all  expenses  whatsoever  reasonably  incurred in investigating,  preparing  or  defending  against any  litigation  commenced  or threatened or any claim  whatsoever)  arising out of or based upon any violation of this Section 7 by the undersigned.

          (b) The undersigned agrees to indemnify and hold harmless the Company,
CepTor, the Placement Agent, the Escrow Agent and their respective  officers and directors,  employees and affiliates and each other person, if any, who controls any of the foregoing,  against any loss,  liability,  claim,  damage and expense whatsoever  (including,  but not  limited  to, any and all  expenses  whatsoever reasonably  incurred  in  investigating,  preparing  or  defending  against  any litigation  commenced or threatened or any claim  whatsoever)  arising out of or based upon any false  representation  or  warranty  by the  undersigned,  or the undersigned's  breach of, or failure to comply  with,  any covenant or agreement made  by the  undersigned  herein  or in any  other  document  furnished  by the undersigned  to the  Company,  its  officers and  directors,  employees  and its affiliates  and each other person,  if any, who controls any of the foregoing in connection with this transaction.

8.   MISCELLANEOUS PROVISIONS

     8.1  MODIFICATION. Neither this Agreement, nor any provisions hereof, shall be waived, modified, discharged or terminated except by an instrument in writing signed  by the  party  against  whom  any  waiver,  modification,  discharge  or termination is sought.

     8.2  NOTICES.  Any party may send any  notice,  request,  demand,  claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including  personal  delivery,  expedited  courier, messenger  service,  fax, ordinary mail or electronic mail), but no such notice, request,  demand,  claim or other communication will be deemed to have been duly given  unless and until it actually is received by the intended  recipient.  Any party may change the address to which  notices,  requests,  demands,  claims and other  communications  hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     8.3  COUNTERPARTS.   This   Agreement  may  be  executed  in  two  or  more
counterparts,  each of  which  shall be  deemed  an  original,  but all of which together shall constitute one and the same instrument.

     8.4  BINDING EFFECT.  Except as otherwise  provided herein,  this Agreement shall be  binding  upon,  and  inure to the  benefit  of,  the  parties  to this
Agreement  and  their  heirs,  executors,   administrators,   successors,  legal
representatives  and  assigns.  If the  undersigned  is more than one  person or entity,  the  obligation of the  undersigned  shall be joint and several and the agreements,  representations,  warranties and  acknowledgments  contained herein shall be deemed to be made by, and be binding  upon,  each such person or entity
and   his  or  its   heirs,   executors,   administrators,   successors,   legal
representatives and assigns.

     8.5  ASSIGNABILITY. This Agreement is not transferable or assignable by the undersigned. This Agreement shall be transferable or assignable by the Placement
Agent to the Company.

     8.6  GOVERNING  LAW. This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New  York,  without  giving  effect to conflicts of law principles.

                     ALL SUBSCRIBERS MUST COMPLETE THIS PAGE

     IN WITNESS WHEREOF, the undersigned has executed this Agreement on the ____
day of ____________ 2004.

________________________   X $1,000 for each Unit     = $______________________.
  Units subscribed for                                  Aggregate Purchase Price

MANNER IN WHICH TITLE IS TO BE HELD (PLEASE CHECK ONE):

1.  ___ Individual                        7. ___  Trust/Estate/Pension or Profit
                                                  sharing Plan
                                                  Date Opened:______________

2.  ___ Joint Tenants with Right of       8. ___  As a Custodian for
        Survivorship                              ______________________________
                                                  Under the Uniform Gift to
                                                  Minors Act of the State of
                                                  ______________________________

3.  ___ Community Property                9. ___  Married with Separate Property

4.  ___ Tenants in Common                 10.___  Keogh

5.  ___ Corporation/Partnership/          11.___  Tenants by the Entirety
        Limited Liability Company

6.  ___ IRA

             IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
                 INDIVIDUAL SUBSCRIBERS MUST COMPLETE PAGE C12.
             SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE PAGE C13.

                                       10

                          EXECUTION BY NATURAL PERSONS

________________________________________________________________________________
                     Exact Name in Which Title is to be Held

___________________________________     ________________________________________
 Name (Please Print)                     Name of Additional Purchaser

___________________________________     ________________________________________
 Residence: Number and Street            Address of Additional Purchaser

___________________________________     ________________________________________
 City, State and Zip Code                City, State and Zip Code

___________________________________     ________________________________________
 Social Security Number                  Social Security Number

___________________________________     ________________________________________
 Telephone Number                        Telephone Number

___________________________________     ________________________________________
 Fax Number (if available)               Fax Number (if available)

___________________________________     ________________________________________
 E-Mail (if available)                   E-Mail (if available)

___________________________________     ________________________________________
 (Signature)                             (Signature of Additional Purchaser)

       ACCEPTED this ___ day of _________ 2004, on behalf of the Company.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                       11

                   EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY
                     (Corporation, Partnership, Trust, Etc.)

________________________________________________________________________________
                          Name of Entity (Please Print)

Date of Incorporation or Organization:__________________________________________

State of Principal Office:______________________________________________________

Federal Taxpayer Identification Number:_________________________________________

____________________________________________
Office Address
____________________________________________
City, State and Zip Code
____________________________________________
Telephone Number
____________________________________________
Fax Number (if available)
____________________________________________
E-Mail (if available)

                                             By:________________________________
                                                Name:
                                                Title:

[seal]                                       ___________________________________

Attest:________________________________
        (If Entity is a Corporation)
                                             ___________________________________
                                             Address

      ACCEPTED this ____ day of __________ 2004, on behalf of the Company.

                                             By: _______________________________
                                                 Name:
                                                 Title:

                                       12

                             INVESTOR QUESTIONNAIRE

Instructions:  Check all boxes below which correctly describe you.

|_|       You are (I) a bank,  as defined in Section  3(a)(2) of the  Securities
          Act of 1933,  as amended (the  "SECURITIES  ACT"),  (II) a savings and
          loan  association  or  other   institution,   as  defined  in  Section
          3(a)(5)(A) of the Securities  Act,  whether acting in an individual or fiduciary  capacity,  (III) a broker or dealer registered  pursuant to
          Section 15 of the  Securities  Exchange  Act of 1934,  as amended (the
          "EXCHANGE ACT"), (IV) an insurance company as defined in Section 2(13)
          of the Securities Act, (V) an investment  company registered under the
          Investment  Company Act of 1940, as amended (the  "INVESTMENT  COMPANY
          ACT"),  (VI) a  business  development  company  as  defined in Section
          2(a)(48)  of the  Investment  Company  Act,  (VII)  a  Small  Business
          Investment Company licensed by the U.S. Small Business  Administration under Section 301 (c) or (d) of the Small  Business  Investment Act of
          1958, as amended, (VIII) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its  political  subdivisions,  for the benefit of its employees and you have total  assets in excess of  $5,000,000,  or (IX) an  employee benefit  plan within the  meaning of the  Employee  Retirement  Income
          Security Act of 1974,  as amended  ("ERISA") and (1) the decision that you shall subscribe for and purchase units consisting of one (1) share of Series A Convertible  Preferred  Stock and a three-year  detachable warrant to purchase shares of common stock (the "Units"), is made by a plan fiduciary,  as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser,  (2) you have total assets in excess of $5,000,000 and the decision  that you shall  subscribe for and purchase the Units is made solely by persons or entities that are  accredited  investors, as  defined  in  Rule  501  of  Regulation  D  promulgated  under  the
          Securities Act  ("REGULATION  D") or (3) you are a self-directed  plan and the decision  that you shall  subscribe for and purchase the Units is made solely by persons or entities that are accredited investors.

|_|       You are a private business  development  company as defined in Section
          202(a)(22) of the Investment Advisers Act of 1940, as amended.

|_|       You are an organization described in Section 501(c)(3) of the Internal
          Revenue  Code  of  1986,  as  amended  (the  "CODE"),  a  corporation,
          Massachusetts or similar business trust or a partnership, in each case not formed for the  specific  purpose of making an  investment  in the
          Units and with total assets in excess of $5,000,000.

|_|       You are a director or executive officer of CepTor Corporation.

|_|       You are a natural  person  whose  individual  net worth,  or joint net worth  with  your  spouse,  exceeds  $1,000,000  at the  time  of your subscription for and purchase of the Units.

|_|       You are a natural  person  who had an  individual  income in excess of
          $200,000  in each of the two most  recent  years or joint  income with

                                       1

          your  spouse  in  excess of  $300,000  in each of the two most  recent years,  and who has a  reasonable  expectation  of  reaching  the same income level in the current year.

|_|       You are a trust, with total assets in excess of $5,000,000, not formed for the specific  purpose of acquiring the Units,  whose  subscription for and purchase of the Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

|_|       You are an entity in which all of the  equity  owners  are  persons or entities described in one of the preceding paragraphs.

     The undersigned  hereby  represents and warrants that all of its answers to this  Investor  Questionnaire  are true as of the date of its  execution  of the
Subscription   Agreement  pursuant  to  which  it  purchased  Units,  each  Unit consisting of (i) one (1) share of Series A  Convertible  Preferred  Stock,  and
(ii) a three-year  detachable warrant to purchase shares of the common stock, of
Pubco, which will acquire by merger the business of CepTor Corporation.

_________________________________          ____________________________________
Name of Purchaser  [please print]          Name of Co-Purchaser  [please print]

_________________________________          ____________________________________
Signature of Purchaser (Entities please    Signature of Co-Purchaser
  provide signature of Purchaser's duly
  authorized signatory.)

_________________________________
Name of Signatory (Entities only)

_________________________________
Title of Signatory (Entities only)

                                       2

                                 PRIVACY POLICY

It is the policy of Brookshire Securities Corporation (BSC) to respect the privacy of customers who subscribe to transactions underwritten by BSC.

Whether its own brokers introduce Customers to BSC or the introduction was made through Selling Agents, (hereinafter referred to as "Subscribers") nonpublic personal information is protected by BSC.

BSC does not disclose any nonpublic personal information about Subscribers to anyone, except as required or permitted by law and to effect, administer, or enforce transactions requested by Subscribers in the ordinary processing, servicing or maintaining their accounts. Furthermore, BSC does not reserve the right to disclose Subscriber's nonpublic personal information in the future without first notifying the Subscriber of a change in privacy policy and providing a convenient opportunity for Subscriber to opt out of information sharing with nonaffiliated third parties.

Under the USA PATRIOT Act of 2001 (Public Law 107-56)(together with all rules and regulations promulgated hereunder, the "Patriot Act"), BSC and/or your broker may be required or requested to disclose to one or more regulatory and/or law enforcement bodies certain information regarding transactions relating to your account involving transactions with foreign entitles and individuals, other transactions in your account as required in the Patriot Act and other activities described in the Patriot Act as "suspicious activities". Neither BSC nor your broker shall have any oblige tion to advise you of any such disclosures or reports made in compliance with the Patriot Act.